BYLAWS

of

SMARTDATA CORPORATION

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1. The annual meeting of the stockholders of the Company shall be held at its office in Salt Lake City, Utah, at 2:00 p.m. on the second Thursday in March of each year if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or as may be otherwise directed by the Board of Directors upon written notice as hereinafter provided in this section, for the purpose of electing directors of the Company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least ten (10) days’ written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its address last known, as the same appears on the books of the Company.

Section 2. Special meetings of the stockholders may be held at the office of the Company in the State of Utah, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of a majority of the issued and outstanding capital stock of the Company. At least ten (10) days’ written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and objects for calling the same, shall be mailed in the United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the Company.

Section 3. If all of the stockholders of the Company shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner of fact of the calling and giving such notice.

If the address of any stockholder does not appear upon the books of the Company, it will be sufficient to address any notice to such stockholder at the principal office of the Company.

Section 4. All business lawful to be transacted by the stockholders of the Company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meetings of the stockholders as shall have been referred to in the notice calling such meeting, but at any stockholder’ meetings at which all of the outstanding capital stock of the Company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

Section 5. At the stockholders’ meetings the holders of a majority of the entire issued and outstanding capital stock of the Company shall constitute a quorum for all purposes of such meetings.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these Bylaws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted as originally called.

Section 6. At each meeting of the stockholders every stockholder shall be entitled to vote in person or by his or her duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his or her duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the Company, ten (10) days proceeding the day of such meeting. The votes upon any question before the meeting shall be viva voce.

At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, shall be furnished, which list shall be prepared at least ten (10) days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten (10) days prior thereto. Only the persons in whose names shares of stock are registered on the books of the Company for ten (10) days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

Section 7. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

Section 8. At the stockholders meetings, the regular order of business shall be as follows:

1.  Reading and approval of the Minutes of previous meeting or meetings;

2.  Reports of the Board of Directors, the President, Treasurer and Secretary of the Company in the order named;

3.  Reports of Committees;

4.  Election of Directors;

5.  Unfinished business;

6.  New business; and

7.  Adjournment.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

Section l. The Board of Directors of the Company shall consist of not less than one (1) nor more than nine (9) persons who shall be chosen by the stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify.

Section 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place shall have become vacant and until his or her successor shall have been elected and shall qualify.

Section 3. Meetings of the Directors may be held at the principal office of the Company in the State of Utah, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

Section 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately liter the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three (3) days notice by mail or telegraph.

Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

Section 5. A majority of the Board of Directors in office shall constitute a quorum of the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until A quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these Bylaws for the conduct of its business provided, however, that in the fixing of salaries of the officers of the Company, the unanimous action of all of the Directors shall be required.

Section 6. A Director need not be a stockholder of the Company.

Section 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, out shall not receive any compensation for their services as Directors until such time as the Company is able to declare and pay dividends on its capital stock.

Section 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the Company, and shall, at request, furnish each of the stockholders with a true copy thereof.

The Board of Directors in its discretion may submit any contractor act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contractor act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the Company represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the Corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the Corporation.

Section 9. The Board of Directors shall have the power from time to time to provide for the management of the offices of the Company in such a manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the Company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the Company with such powers (including the power to sub-delegate) and upon such terms as may be deemed fit.

Section l0. The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the Company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

Section 11. The regular order of business at meetings of the Board of Directors shall be as follows:

1.  Reading and approval of the minutes of any previous meeting or meetings;

2.  Reports of officers and committees;

3.  Election of officers;

4.  Unfinished business;

5.  New business; and

6.  Adjournment.

ARTICLE III

OFFICERS AND THEIR DUTIES

Section l. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Vice President, a Secretary and a Treasurer, to hold office for one (l) year next coming and until their successors are elected and qualify. The offices of the Secretary and Treasurer may be held by one person.

Any vacancy in any of said offices may be filled by the Board of Directors.

The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the Company as it may deem advisable prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors of the Company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

Section 2. The President shall be the executive officer of the Company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company’s affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Company. He or she shall be a member of the Executive Committee, and the Chairman thereof; he or she shall preside at all meetings of the Board of Directors and at all meetings of the stockholders, and shall sign the Certificates of Stock issued by the Company, and shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3. The Vice President shall be vested with all the powers and perform all the duties of the President in his or her absence or inability to act, including the signing of the Certificates of Stock issued by the Company, and he or she shall so perform such other duties as shall be prescribed by the Board of Directors.

Section 4. Subject to the specific direction and control of the President, or as may otherwise be prescribed by the Board of Directors, the Treasurer shall have the custody of all of the funds and securities of the Company during his or her term of office. Upon cessation of his or her term for any reason, the Treasurer shall immediately relinquish possession of all funds, securities and related instruments or documents, or other indicia of the same to the President or another officer of the Company so designated by the President or the Board of Directors to receive possession of said items. When necessary or proper he or she shall endorse on behalf of the Company for collection checks, notes, and other obligations; he or she shall deposit all monies to the credit of the Company in such bank or banks or other depository as the Board of Directors may designate; he or she shall sign all receipts and vouchers for payment made by the Company, except as herein otherwise provided. He or she shall sign with the President all bills of exchange and promissory notes of the Company; he or she shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Company as the Board of Directors shall designate; he or she shall sign all papers required by law or by these Bylaws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash account; he or she shall enter regularly in the books of the Company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the Company. He or she shall at all reasonable times exhibit the books of account to any Directors of the Company during business hours, and he or she shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the Company conditioned for the faithful performance of all his or her duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, with expense of such bond to be borne by the Company.

Section 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his or her duties as Assistant Treasurer, the expense of such bond to be borne by the Company.

Section 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. He or she shall attend to the giving and serving of all notices of the Company; he or she may sign with the President or Vice President in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he or she shall affix the corporate seal of the Company thereto when so authorized by the Board of Directors or Executive Committee; he or she shall affix the corporate seal to all certificates of stock duly issued by the Company; he or she shall have charge of stock certificate papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Company during business hours, and he or she shall, in general, perform all duties incident to the office of Secretary.

Section 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the Company or by the Board of Directors.

Section 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Company may hold stock, and at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Company for the purposes in this section mentioned.

ARTICLE IV

CAPITAL STOCK

Section 1. The capital stock of the Company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

Section 2. Ownership of stock in the Company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the Company and signed by the President or the Vice President and also by the Secretary or by an Assistant Secretary.

All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the Company’s books.

No certificate shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary. All certificates surrendered to the Company shall be cancelled and no new certificate shall be issued until the former certificate or the same number of shares shall have been surrendered or cancelled.

Section 3. No transfer of stock shall be valid as against the Company except on surrender and cancellation of the certificate therefore, accompanied by an assignment of transfer by the owner therefore, made either in person or under assignment. A new certificate shall be issued therefore.

Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Company.

Section 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

Section 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten (l0) days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

Section 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the Company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving the Bond of Indemnity to the Company with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss or inconvenience to the Company which may or can arise in consequence of a new or duplicate certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE V

OFFICES AND BOOKS

Section 1. The principal office of the Corporation will be at its Registered Agent’s address in Nevada, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, and the Company may have a principal office in any other state or territory as the Board of Directors may designate.

Section 2. The Stock and Transfer Books of the Company shall be kept at the address of its duly registered transfer and registrar agent (presently, Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, and a copy of the Bylaws and Articles of Incorporation of the Company shall be kept at the principal office for the inspection of all who are authorized or have the right to see the same. All other books of the Company shall be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VI

MISCELLANEOUS

Section 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Company in excess of the amounts so reserved, and pay the same to the stockholders of the Company and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Company.

Section 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Company for more than FIFTY THOUSAND DOLLARS ($50,000), shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 1. Amendments and changes of these Bylaws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by the holders of a majority of the issued and outstanding stock.

IN WITNESS WHEREOF, I have hereunto set my hand on February 5, 2013.

/s/ Burkley J. Priest

     Burkeley J. Priest, Secretary